Exhibit 1.1

Petco Health and Wellness Company, Inc.

Class A Common Stock, par value $0.001 per share

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC

BofA Securities, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Scooby Aggregator, LP (the “Selling Stockholder”), a stockholder of Petco Health and Wellness Company, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of Class A Common Stock, par value $0.001 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement, or document incorporated by reference in the prospectus contained therein, has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has

been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, as of the date of such prospectus; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with either the Underwriter Information (as defined in Section 9(b) of this Agreement) or the written information relating to the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use in the Registration Statement, the Pricing Disclosure Package (as defined below), the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Stockholder Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] [a.m.] [p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(d) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, and neither the Company nor any subsidiary has notice of any claim affecting or questioning the rights of the Company or any subsidiary to the continued possession of the property or buildings held under any lease, in each case, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or other form of entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company does not own or control, directly or indirectly, any corporation or other entity other than (x) the subsidiaries listed in Exhibit 21.1 to the Registration Statement and (y) any corporation or other entity that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as such term is defined in Item 1-02(w) of Regulation S-X) as of the end of the Company’s most recent fiscal year;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of, or other equity interests in, each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, if applicable, and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x) The sale of the Shares by the Selling Stockholder and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, as applicable, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute applicable to the Company or any of its subsidiaries or any of their properties or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of this clause (C) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute applicable to the Company or any of its subsidiaries or any of their properties or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xiv) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xv) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(xvi) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, has confirmed to the Company that it is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder;

(xvii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the applicable provisions of U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the applicable provisions of GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx) This Agreement has been duly authorized, executed and delivered by the Company;

(xxi) None of the Company or any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift or entertainment, or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, as amended, applicable laws implementing the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of the OECD or any other applicable anti-bribery or anti-corruption law; (iv) made, offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (or taken any act in furtherance thereof); or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have implemented and maintain, and will continue to maintain, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxiii) None of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company, its subsidiaries and, to the Company’s knowledge, its controlled affiliates, are in compliance with applicable Sanctions; the Company, its subsidiaries and, to the Company’s knowledge, their respective directors, officers, agents, employees, controlled affiliates and other persons acting on behalf of the Company are in compliance with applicable Sanctions in all material respects; and for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned country;

(xxiv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with applicable provisions of GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with applicable provisions of GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;

(xxv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) with respect to each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is sponsored, maintained or contributed to by the Company or any of its subsidiaries, (each, a “Plan”), no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption, (ii) each Plan is in material compliance with applicable law, including, without limitation, ERISA and the Code, (iii) neither the Company nor any member of its “Controlled Group” (defined as an entity, whether or not incorporated, that is under common control with the Company or its subsidiaries within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification;

(xxvi) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been asserted in writing against the Company or any of its subsidiaries or any of their respective properties or assets, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, the “Government Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification (or proceedings related thereto) of any Governmental License or has any reason to believe that any Governmental License will not be renewed in the ordinary course, in each case, except where such revocation, modification, or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxviii) The Company and its subsidiaries own or possess, or believe they can acquire on commercially reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted in all material respects, and, to the Company’s knowledge, the conduct of their respective businesses do not and will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, in each case, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for businesses such as the Company’s and its subsidiaries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xxx) The Company and its subsidiaries, except as would not reasonably be expected to result in a Material Adverse Effect, (i) are in compliance with any and all applicable environmental laws and regulations relating to the protection of human health and safety, the environment or the generation, release, storage, transportation or disposal of or human exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted (“Environmental Permits”) and (iii) are in compliance with all terms and conditions of any such Environmental Permit. To the Company’s knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect;

(xxxi) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its subsidiaries are and have been in compliance in all material respects with all applicable privacy, data security and data protection laws, regulations, internal and external policies, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, applicable contractual requirements and industry standards in all relevant jurisdictions; the Company and its subsidiaries have implemented, and have requested that third party vendors implement, adequate policies, procedures, safeguards, and commercially reasonable security (i) regarding the collection, use, disclosure, retention, processing, transfer, confidentiality, integrity, and availability of personal data, including all personally identifiable, sensitive, confidential or regulated data (“Personal Data”) or the Company’s proprietary or sensitive information, in their possession, custody, or control, or held or processed on their behalf, and (ii) regarding the integrity, redundancy, security and availability of the information technology assets and equipment, computers, systems, networks, hardware, software, websites, databases and applications (“IT Systems”) the Company and its subsidiaries own, operate, or outsource; except as would not reasonably be expected to have a Material Adverse Effect, (x) the Company and its subsidiaries have not experienced an information security incident that has compromised the integrity or availability of the IT Systems that the Company and its subsidiaries own, operate, or outsource, and (y) there has been no loss, damage or unauthorized access, disclosure, use, or breach of security of any IT Systems or information in the possession, custody, or control, or otherwise held or processed on behalf of the Company and its subsidiaries; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its subsidiaries have not received notice of any claims, investigations, or alleged violations of law, regulation, or contract with respect to personal data or information security-related incidents, nor have the Company and its subsidiaries notified in writing, or been required by applicable law, regulation, or contract to notify in writing, any person or entity of any personal data or information security-related incident;

(xxxii) The Company and its subsidiaries’ IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants;

(xxxiii) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case, except as would not reasonably be expected to have a Material Adverse Effect;

(xxxiv) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares;

(xxxv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;

(xxxvi) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxvii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxviii) Neither the Company nor any of its controlled affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxix) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xl) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and other than fees payable to Solebury Capital LLC or its affiliates in connection with the transactions contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except for such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the approval of the underwriting terms and arrangements by FINRA or the approval for listing on the Nasdaq Global Select Market (“Nasdaq”) and except for such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the Partnership Agreement of the Selling Stockholder (or similar applicable organizational document) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except the registration under the Securities Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on Nasdaq and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or such that, if not obtained, would not, individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially adversely affect the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto.

(v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood and agreed for the purposes of this Agreement, the Selling Stockholder Information consists only of (A) the Selling Stockholder’s legal name, address and Stock beneficially owned by the Selling Stockholder before and after the offering contemplated hereby and (B) the other information with respect to the Selling Stockholder (excluding percentages) that appear under the caption “Principal and Selling Stockholders” in the Preliminary Prospectus;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person

(including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and

(ix) The Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least 48 hours in advance. The Company and the Selling Stockholder will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time and date as the Representatives and the Company may agree upon) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer (whose name and address the Underwriters shall furnish to the Company in connection with such request) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor thereto (“EDGAR”)), but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (to the extent the Company confidentially submits a registration statement during the Lock-Up Period, it will promptly provide the Representatives with notice thereof) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc.; provided, however, that the foregoing restrictions shall not apply to the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to any employee stock options plans described in the Registration Statement and the Prospectus;

(f) So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no report or other information need to be furnished pursuant to this Section 5(f) to the extent that it is available on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that no report, communication or other information need to be furnished pursuant to this Section 5(g) to the extent that it is available on EDGAR;

(h) To use its best efforts to list for quotation the Shares on Nasdaq;

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a);

(k) Upon written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act (“QIBs”) or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are QIBs or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

7. The Company and the Selling Stockholder covenant and agree with the several Underwriters that the Company and the Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all of the Company’s travel expenses in connection with any “roadshow” presentation to investors; (ix) the Company and the Underwriters shall each pay 50% of the cost of any chartered plane, chartered jet or other chartered aircraft used in connection with any “roadshow” presentation to investors; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided that the aggregate amount of fees of counsel payable by the Company pursuant to subsections (iii) and (v) shall not exceed $20,000. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

The Company agrees to pay or cause to be paid all expenses incident to the performance of the Selling Stockholder’s obligations under this Agreement, including the fees, disbursements and expenses of the counsel for the Selling Stockholder and all other costs and expenses incident to the performance of the obligations of the Selling Stockholder (subject to Section 7(i) above) hereunder for which provision is not otherwise made in this Section.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, each dated for such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to you such written opinion as set forth in Annex I and negative assurance letter, each dated for such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholder, shall have furnished to you such written opinion as set forth in Annex II, dated for such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e) On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) The Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise, if any, of stock options or the settlement of other equity-based awards described as outstanding in, and the award, if any, of stock options, restricted stock or other equity-based awards in the ordinary course of business pursuant to the Company’s employee benefit plans that are described in, the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on Nasdaq;

(k) FINRA shall have raised no objections to the fairness and reasonableness of the underwriting terms and arrangements;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the persons listed on Schedule III hereto, substantially to the effect set forth in Section 5(e)(1) hereof in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Written

Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for reasonable legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) The Selling Stockholder, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds after underwriting commissions and discounts but before deducting expenses from the sale of Shares sold by the Selling Stockholder hereunder.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any

Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting (Conflicts of Interest).”

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding anything to the contrary in this Section 9, the liability of the Selling Stockholder pursuant to subsection (b) above or this subsection (e) shall not exceed the net proceeds, after underwriting commissions and discounts but before deducting expenses, from the sale of Shares sold by the Selling Stockholder hereunder.

(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting

Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to the occurrence of any of the events set forth in Section 8(i)(i), (iii), (iv) or (v)), the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Registration Department or BofA Securities, Inc. at One Bryant Park, New York New York 10036, Attention: Syndicate Department, with a copy to: Attention: ECM Legal; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Scooby Aggregator, LP, c/o CVC Advisors (U.S) Inc., One Maritime Plaza, Suite 1610, San Francisco, CA 94111, Attention: Cameron Breitner, and Scooby Aggregator, LP, c/o Canada Pension Plan Investment Board, One Queen Street East, Suite 2500, Toronto, ON M5C 2W5, Canada, Attention: Jennifer Pereira, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its

Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room or BofA Securities, Inc. at One Bryant Park, New York New York 10036, Attention: Syndicate Department, with a copy to: Attention: ECM Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement; (iv) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate; and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and the Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Petco Health and Wellness Company, Inc.

By:
Name:
Title:

Scooby Aggregator, LP

By: Scooby Aggregator GP, LLC, its General Partner

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

BofA Securities, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
BofA Securities, Inc.

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [•]

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is: $[•]

The number of Shares purchased by the Underwriters is: [•]

(c) Written Testing-the-Waters Communications:

Testing-the-Waters Presentations dated [•]

(d) Additional documents incorporated by reference:

[•]

SCHEDULE III

List of Persons and Entities Subject to Lock-up

ANNEX I

[Form of Company Counsel Opinion]

ANNEX II

[Form of Selling Stockholder Opinion]

ANNEX III

[Form of Lock-Up Agreement]